December 30, 2011

Epiphany Funds 106 Decker Court Suite 225 Irving, Texas 75062

Re:  Epiphany Funds File Nos. 333-21962 and 811-138045

Gentlemen:

 A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 7 to the Epiphany Funds Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 12 under the Securities Act of 1933, Amendment No. 13 under the Investment Company Act of 1940 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP